Where Food Comes From, Inc. 8-K

Exhibit 99.1

Where Food Comes From, Inc. Reports 2018 Fourth Quarter and Full Year Financial Results

Full Year Highlights – 2018 vs. 2017

●	Revenue up 15% to $17.8 million from $15.4 million

●	Net income attributable to WFCF up 463% to $800,700 from $142,300

●	Adjusted EBITDA up 51% to $2.3 million from $1.6 million

●	Company generates $1.2 million in cash from operations, up 76% from $0.7 million

Fourth Quarter Highlights – 2018 vs. 2017

●	Revenue up 12% to $4.6 million from $4.1 million

●	Net income attributable to WFCF increases to $211,100 vs. loss of $325,600

●	Adjusted EBITDA up 10-fold to $522,000 from $50,100

CASTLE ROCK, Colorado – March 25, 2019 – Where Food Comes From, Inc. (WFCF) (OTCQB: WFCF), the most trusted resource for independent, third-party verification of food production practices in North America, today announced its 2018 fourth quarter and full year financial results.

“2018 was an outstanding year for Where Food Comes From,” said John Saunders, Chairman and CEO. “We delivered solid financial results for the year, highlighted by revenue up 15% to $17.8 million and net income up 463% to $801,000. We also generated a record $1.2 million in cash from operations for the year. Our growth was largely attributable to increased verification activity across a range of standards and particularly the area of source verification related to the reopening of China’s beef markets. Higher beef verification activity drove a 33% increase in product revenue as we sold more than 1.2 million RFID tags in 2018. Over the last two years we have averaged nearly 39% growth in tag sales, and in 2018 tags represented 12.7% of total revenue, up from 11.0% and 10.2% in 2017 and 2016, respectively. We also saw good growth from our SureHarvest software business, which continues to drive innovation around sustainability in the food and agriculture value chain. SureHarvest led the integration of our two technology-based acquisitions during the year – including Sow Organic and JVF Consulting – and the SureHarvest team is pursuing a number of initiatives designed to maximize the use of technology across our entire business in order to better serve our customers and drive higher profit margins over the long term.”

“Throughout 2018 and continuing into 2019, we have won business with new customers from across the verification spectrum,” Saunders added. “Our continued success highlights the importance of our uniquely diverse solutions portfolio, which is a critical strength of our Company. Today, our various business units provide verification services covering virtually all relevant food commodities and addressing many of the major players along the supply chain. We continue to add new capabilities and solutions and recently entered the Hemp space as the exclusive provider of verification services for new US Hemp Authority™ Certified standard. Going forward, we are focused on raising consumer and industry awareness of our brands and believe we are well positioned to extend our track record of profitable growth.”

Full Year Results

Total revenue for the year ended December 31, 2018, increased 15% to $17.8 million from $15.4 million in the prior year. All four revenue segments showed double-digit growth, including:

●	Verification and certification services, up 11% to $13.7 million from $12.3 million.

●	Product revenue, up 33% to $2.3 million from $1.7 million.

●	Software license, maintenance, and support, up 29% to $993,200 from $769,600.

●	Software-related consulting services, up 26% to $800,300 from $634,300.

Gross profit for the year increased 14% to $7.7 million from $6.8 million in the prior year. Gross margin was down slightly year over year at 43.5% from 44.2%.

Net income attributable to Where Food Comes From, Inc. increased 463% year over year to $800,700, or $0.03 per share, from $142,300, or $0.01 per share, in the prior year.

Adjusted EBITDA increased 51% year over year to $2.3 million from $1.6 million.

The Company generated $1.15 million in net cash from operations in 2018, up from $657,000 in 2017.

The cash, cash equivalents, short- and long-term investments balance at December 31, 2018, decreased to $2.0 million from $3.4 million at 2017 year-end due to M&A activity throughout the year, partially offset by increased operating cash flows. The Company had $2.7 million in working capital at 2018 year-end.

Fourth Quarter Results

Revenue in the fourth quarter of 2018 increased 12% to $4.6 million from $4.1 million in the same quarter last year. Segment revenue highlights included:

●	Verification and certification services, up 11% to $3.5 million from $3.2 million.

●	Product revenue, up 31% to $633,300 from $483,300.

●	Software license, maintenance, and support, down 1% to $233,900 from $236,900.

●	Software-related consulting services, down 6% to $219,600 from $235,600.

Gross profit in the fourth quarter increased 2% year over year to $1.8 million from $1.7 million. Gross margin declined to 38.2% from 41.7% year over year.

Net income attributable to Where Food Comes From, Inc. in 2018 increased to $211,100, or $0.01 per share, from a loss of $325,600, or $0.01 per share, in the fourth quarter last year.

Adjusted EBITDA for the fourth quarter increased more than 10-fold to $522,000 from $50,100 in the same quarter last year.

Conference Call

The Company will conduct a conference call today at 10:00 a.m. Mountain Time.

Call-in numbers for the conference call:

Domestic Toll Free: 1-877-407-8289

International: 1-201-689-8341

Conference Code: 13687521

Phone replay:

A telephone replay of the conference call will be available through April 8, 2019, as follows:

Domestic Toll Free: 1-877-660-6853

International: 1-201-612-7415

Conference Code: 13687521

About Where Food Comes From, Inc.

Where Food Comes From, Inc. is America’s trusted resource for third party verification of food production practices. Through proprietary technology and patented business processes, the Company supports more than 15,000 farmers, ranchers, vineyards, wineries, processors, retailers, distributors, trade associations, consumer brands and restaurants with a wide variety of value-added services. Through its IMI Global, International Certification Services, Validus Verification Services, SureHarvest, A Bee Organic and Sterling Solutions units, Where Food Comes From solutions are used to verify food claims, optimize production practices and enable food supply chains with analytics and data driven insights. In addition, the Company’s Where Food Comes From® retail and restaurant labeling program uses web-based customer education tools to connect consumers to the sources of the food they purchase, increasing meaningful consumer engagement for our clients.

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles (“GAAP”). The term “EBITDA” refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing WFCF’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Income table at the end of this release. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

CAUTIONARY STATEMENT

This news release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk. Forward-looking statements are inherently uncertain, and actual events could differ materially from the Company’s predictions. Important factors that could cause actual events to vary from predictions include those discussed in our SEC filings. Specifically, statements in this news release about industry leadership and demand for, and impact and efficacy of, the Company’s products and services on the marketplace; ability to continue posting positive financial results; expectations for margin improvement at the SureHarvest unit; and expectations that 2018 will be the Company’s most successful year to date are forward-looking statements that are subject to a variety of factors, including availability of capital, personnel and other resources; competition; governmental regulation of the agricultural industry; the market for beef and other commodities; and other factors. Financial results for the fourth quarter and twelve-month period are not necessarily indicative of future results. Readers should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update its forward-looking statements to reflect new information or developments. For a more extensive discussion of the Company’s business, please refer to the Company’s SEC filings at www.sec.gov.

Company Contacts:

John Saunders

Chief Executive Officer

303-895-3002

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

303-880-9000

Where Food Comes From, Inc.

Statements of Income (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues:
Verification and certification services	$3,532,364	$3,182,675	$13,743,311	$12,335,195
Product sales	633,262	483,256	2,266,771	1,709,397
Software license, maintenance and support	233,860	236,890	993,161	769,574
Software-related consulting service	219,585	235,206	800,316	634,326
Total revenue	4,619,071	4,138,027	17,803,559	15,448,492
Costs of revenue:
Cost of verification and certification services	2,165,320	1,880,409	7,564,946	6,808,547
Cost of products	403,554	304,439	1,438,648	1,047,747
Costs of software license, maintenance and support services	154,859	138,287	644,746	500,426
Costs of software-related consulting services	131,158	88,293	411,468	271,012
Total costs of revenue	2,854,891	2,411,428	10,059,808	8,627,732
Gross profit	1,764,180	1,726,599	7,743,751	6,820,760
Selling, general and administrative expenses	1,575,237	1,965,132	6,869,198	6,738,578
Income from operations	188,943	(238,533)	874,553	82,182
Other expense (income):
Dividend income	—	—	(100,000)	—
Other income, net	(2,714)	(3,589)	(14,270)	(14,578)
Interest expense	1,082	988	4,837	1,591
Income before income taxes	190,575	(235,932)	983,986	95,169
Income tax expense	52,008	116,225	309,008	266,225
Net income (loss)	138,567	(352,157)	674,978	(171,056)
Net loss attributable to non-controlling interest	72,497	26,529	125,758	313,370
Net income (loss) attributable to Where Food Comes From, Inc.	$211,064	$(325,628)	$800,736	$142,314

Per share net income per share attributable to Where Food Comes From, Inc.:
Basic	$0.01	$(0.01)	$0.03	$0.01
Diluted	$0.01	$(0.01)	$0.03	$0.01
Weighted average number of common shares outstanding:
Basic	25,032,068	24,676,083	24,825,933	24,673,912
Diluted	25,149,970	24,676,083	24,989,457	24,842,246

Where Food Comes From, Inc.

Calculation of Adjusted EBITDA*

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 30,
	2018	2017	2018	2017

Net Income attributable to WFCF	$211,064	$(325,628)	$800,736	$142,314
Adjustments to EBITDA:
Interest expense	1,082	988	4,837	1,591
Income tax expense	52,008	116,225	309,008	266,225
Depreciation and amortization	199,638	220,028	942,418	854,180
EBITDA*	463,792	11,613	2,056,999	1,264,310
Adjustments:
Stock-based compensation	35,889	38,496	161,128	169,133
Cost of acquisitions	22,330	—	119,397	117,944
Adjusted EBITDA*	$522,011	$50,109	$2,337,524	$1,551,387

*Use of Non-GAAP Financial Measures: Non-GAAP results are presented only as a supplement to the financial statements and for use within management’s discussion and analysis based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of the Company’s financial performance, but non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided herein.

All of the items included in the reconciliation from net income to EBITDA and from EBITDA to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, etc.) or (ii) items that management does not consider to be useful in assessing the Company’s ongoing operating performance (e.g., M&A costs, income taxes, gain on sale of investments, loss on disposal of assets, etc.). In the case of the non-cash items, management believes that investors can better assess the Company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company’s ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Because not all companies use identical calculations, the Company’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the Company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures.

Where Food Comes From, Inc.

Balance Sheets

	December 31,	December 31,
	2018	2017
ASSETS
Current Assets:
Cash and cash equivalents	$1,482,391	$2,705,778
Accounts receivable, net of allowance	2,205,162	1,898,749
Short-term investments	245,597	743,206
Prepaid expenses and other current assets	439,424	245,073
Total current assets	4,372,574	5,592,806
Property and equipment, net	1,675,472	1,068,087
Long-term investments	252,999	—
Investment in Progressive Beef	991,115	—
Intangible and other assets, net	3,852,121	3,948,530
Goodwill	3,143,734	2,652,250
Deferred tax assets, net	175,923	79,622
Total assets	$14,463,938	$13,341,295

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$533,925	$457,307
Accrued expenses and other current liabilities	419,619	555,129
Customer deposits and deferred revenue	727,854	851,185
Current portion of notes payable	10,173	9,446
Current portion of capital lease obligations	11,309	7,527
Total current liabilities	1,702,880	1,880,594
Notes payable, net of current portion	32,220	42,452
Capital lease obligations, net of current portion	32,747	25,419
Deferred rent liability	119,187	—
Lease incentive obligation	362,088	147,189
Total liabilities	2,249,122	2,095,654
Contingently redeemable non-controlling interest	1,449,007	1,574,765
Equity:
Common stock	25,473	24,972
Additional paid-in capital	11,031,264	10,353,037
Treasury stock	(1,109,061)	(724,530)
Retained earnings	818,133	17,397
Total equity	10,765,809	9,670,876
Total liabilities and stockholders’ equity	$14,463,938	$13,341,295